CERTIFICATE OF OWNERSHIP AND MERGER
                                          OF
                                   FIBERMARK, INC.
                                    WITH AND INTO
                              SPECIALTY PAPERBOARD, INC.


                  1. Annexed hereto is a true and correct copy of resolutions (the "Resolutions") adopted by the Board of Directors of Specialty Paperboard, Inc., a Delaware corporation incorporated on June 16, 1989, approving the merger of FiberMark, Inc., a Delaware corporation incorporated on March 25, 1987, a wholly owned subsidiary of Specialty Paperboard, Inc., with and into Specialty Paperboard, Inc. Specialty Paperboard, Inc. will assume all of the obligations of FiberMark, Inc.

                  2. The date of adoption of the Resolutions was February 20, 1997.

                  3. The surviving corporation is Specialty Paperboard, Inc., which, in accordance with Section 253(b) of the Delaware General Corporation Law, hereby changes its name to "FiberMark, Inc." as of the effective date of the merger.

                  4.  The merger shall be effective March 27, 1997.

                  The undersigned, being the Vice President and
             Secretary, respectively, of Specialty Paperboard, Inc., the parent corporation and owner of all the outstanding stock of FiberMark, Inc., for the purpose of merging FiberMark, Inc. with and into Specialty Paperboard, Inc., and upon the effective date of the merger to change the name of Specialty Paperboard, Inc., as the surviving corporation, to "FiberMark, Inc.", hereby declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto set our hands and seal this 26th day of March, 1997.


                                           SPECIALTY PAPERBOARD, INC.



             (SEAL)                        By:___________________________
                                              Bruce Moore, Vice President

             ATTEST:



             _________________________
             Paul S. Street, Secretary